SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2012

PUB CRAWL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169818	27-2758155
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

802 Sunset Court San Diego, CA 92109
(Address of principal executive offices)

(619) 508-9000
(Registrant’s Telephone Number)

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth, as of September 3, 2012, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 5,900,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:

Hubert Elrington(1) 19 6th Street Belize, City Belize	5,000,000	84%
All executive officers and directors as a group (1 person)	5,000,000	84%

(1)

Hubert Elrington acquired these shares on September 3, 2012 in a private transaction from Peter Kremer, our former sole officer and director.

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT

On September 3, 2012, Hubert Elrington acquired control of five million (5,000,000) shares of the Company’s issued and outstanding common stock, representing approximately 84% of the Company’s total issued and outstanding common stock, from Peter Kremer in accordance with a stock purchase agreement between Mr. Kremer and Mr. Elrington (the “Stock Purchase Agreement”).

As part of the acquisition the following changes to the Company's directors and officers have occurred:

•

As of September 3, 2012, Peter Kremer resigned as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

•

As of September 3, 2012, Hubert Elrington was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Peter Kremer resigned from all positions with the Company effective as of September 3, 2012, including the sole member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 3, 2012, Mr. Hubert Elrington was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Mr. Hubert Elrington is set forth below:

HUBERT ELRINGTON.  Hubert Elrington serves the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.   On September 3, 2012 Mr. Hubert Elrington was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.  Mr. Elrington graduated from the the University of London in 1977 and holds an LLB (Hon). He was a member of the Inner Temple in London in 1979 where he served as a Barrister. Mr. Elrington also held the post of Attorney General of Belize from 1984 through 1986. He is also the former Senior Counsel of Belize.

Mr. Elrington has more than thirty years of legal experience in a wide range of corporate and securities matters. His experience spans numerous securities offerings, venture capital financings, fund formation, mergers and acquisitions, and the representation of foreign investors in U.S. businesses.  In light of Mr. Elrington’s experience, the Board of Directors believes it is in the Company’s best interests to appoint Mr. Elrington as the sole officer and director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUB CRAWL HOLDINGS, INC.

Date: September 6, 2011	By: /s/ Hubert Elrington
Hubert Elrington
Chief Executive Officer, President & Director